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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this amended Registration Statement on Form S-4 of ECA Marcellus Trust I and Energy Corporation of America of our report dated March 9, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Eastern American Natural Gas Trust's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
January 18, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM